POWER OF ATTORNEY<br />
 <br />
KNOW ALL PERSONS BY THESE PRESENTS that GS ADVISORS VI, L.L.C.<br /> (the "Company") does hereby make, constitute and appoint each<br />
of Jamison Yardley and Jennifer Lee, acting individually, its<br /> true and lawful attorney, to execute and deliver in its name and<br /> on its behalf whether the Company is acting individually or as<br /> representative of others, any and all filings required to be<br />
made by the Company under the Securities Exchange Act of 1934,<br /> (as amended, the "Act"), with respect to securities which may be<br /> deemed to be beneficially owned by the Company under the Act,<br /> giving and granting unto each said attorney-in-fact power and<br /> authority to act in the premises as fully and to all intents and<br /> purposes as the Company might or could do if personally present<br /> by one of its authorized signatories, hereby ratifying and<br /> confirming all that said attorney-in-fact shall lawfully do or<br /> cause to be done by virtue hereof.<br />
 <br />
THIS POWER OF ATTORNEY shall remain in full force and effect<br /> until the earlier of (i)<br />
July 17, 2022 and (ii) such time that it is revoked in writing by<br /> the undersigned; provided that in the event the attorney-in-fact<br /> ceases to be an employee of the Company or its affiliates or<br /> ceases to perform the function in connection with which he/she<br /> was appointed attorney-in-fact prior to such time, this Power of<br /> Attorney shall cease to have effect in relation to such<br /> attorney-in-fact upon such cessation but shall continue in full<br /> force and effect in relation to any remaining attorneys-in-fact.<br /> The Company has the unrestricted right unilaterally to revoke<br /> this Power of Attorney.<br />
 <br />
This Power of Attorney shall be governed by, and construed in<br /> accordance with, the laws of the State of New York, without<br /> regard to rules of conflicts of law.<br />
 <br />
IN WITNESS WHEREOF, the undersigned has duly subscribed these<br /> presents as of July 18, 2019.<br />
 <br />
 <br />
GS ADVISORS VI, L.L.C.     <br />
 <br />
By: Bridge Street Opportunity Advisors, L.L.C.,<br />
its General Partner<br />
 <br />
By: /s/ William Y. Eng<br />
Name: William Y. Eng<br />
Title:  Attorney-in-Fact